UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 18, 1999



                            STEWART ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

             LOUISIANA               0-19508                 72-0693290
(State or other jurisdiction         (Commission          (I.R.S. Employer
       of incorporation)             File Number)        Identification No.)



                         110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA  70005
              (Address of principal executive offices) (Zip Code)



                                 (504) 837-5880
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On August 18, 1999 the Company issued the following press release.




CONTACT:  Kenneth C. Budde
          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, LA   70005
          504/837-5880

                                             FOR IMMEDIATE RELEASE


STEWART ENTERPRISES ANNOUNCES STOCK REPURCHASE PROGRAM


Metairie,  Louisiana,  August  18, 1999 ... Stewart Enterprises, Inc. (Nasdaq
NMS: STEI) announced today that its Board of Directors has authorized the repurchase of up to 5% of its outstanding common stock, or approximately 5.6 million shares.

Joseph P. Henican, III, Vice Chairman and Chief Executive Officer said: "Our Board believes that the current market valuation of our common stock does not adequately reflect the Company's inherent value or future potential. As a result, we believe that this repurchase program represents a prudent use of our capital and an effective way to reinvest in ourselves, while maintaining a strong balance sheet and sufficient financial resources to pursue other attractive investment opportunities that may become available."

The Company has approximately 111.8 million common shares outstanding, of which approximately 108.2 million are Class A shares and 3.6 million are Class B shares. The repurchases will be limited to the Company's Class A common stock and will be made in the open market or in privately negotiated transactions at such times and in such amounts as management deems appropriate, depending on market conditions and other factors. The closing price of the Company's Class A common stock on August 17 was $6-9/32.

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 630 funeral homes and 157 cemeteries in North America, South America, Europe and the Pacific Rim.

_______________________________________________________________________________

Statements made herein that are not historical facts are forward-looking statements. The Company's market value and financial results could differ materially from expectations due to several important factors including the following: the Company's ability to make acquisitions and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended April 30, 1999. The Company assumes no obligation to update information contained herein.
_______________________________________________________________________________

                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    STEWART ENTERPRISES, INC.




 August 18, 1999                    /s/ KENNETH C. BUDDE
                                    --------------------
                                    KENNETH C. BUDDE
                                    EXECUTIVE VICE PRESIDENT
                                    CHIEF FINANCIAL OFFICER